EXHIBIT 23.3

Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, CO 80211

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of VCG Holding Corp. on Form SB-2 of our report dated July 25, 2002 relating to the financial statements of VCG Holding Corp. for the year ended December 31, 2001.

/s/    Schumacher & Associates, Inc.

Schumacher & Associates, Inc.
Denver, Colorado

September 10, 2002